Exhibit 99.1

News Release

For Immediate Release

August 1, 2012

Greer Bancshares Incorporated

For Questions, Contact

1111 West Poinsett Street

Dennis Hennett, President CEO

Greer, SC 29650

Phone: (864) 848-5127

Second Quarter Profit Reflects Improvements for Greer Bancshares Incorporated

Greer, SC – August 1, 2012 -- Greer Bancshares Incorporated, the parent company of Greer State Bank, today reported a second quarter net profit of $1,295,000 before TARP related expenses of $176,000 resulting in net income attributable to common shareholders of $1,119,000 or $0.45 per diluted common share.  These results reflect significant improvement over the prior year second quarter net loss of $1,742,000 before TARP related expenses of $161,000, resulting in a net loss to common shareholders of $1,903,000 or $0.77 per diluted common share.

For the first six months of 2012, Greer Bancshares reported a net profit of $3,150,000 before TARP related expenses of $364,000 resulting in net income attributable to common shareholders of $2,786,000 or $1.12 per diluted common share.  These performance results demonstrate considerable improvement over the loss in the first six months of 2011 of $1,781,000 before TARP related expenses of $325,000, which resulted in a net loss to common shareholders of $2,106,000 or $0.85 per diluted common share.

“The net profit for the second quarter of 2012 was aided significantly by a net gain on an investment transaction,” said R. Dennis Hennett, President and CEO. “Without the gains of $611,000, net operating income for the Company would have been $508,000. Furthermore, because of improving trends in loan quality and a reduction in total loans outstanding, the Bank did not incur any loan loss provision expense in the second quarter of 2012. Legal expenses and other real estate expenses were also down significantly compared to the second quarter of 2011.”

As of June 30, 2012:

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Total assets were $378 million, a decrease of 1.6% from December 31, 2011;

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Total loans outstanding were $203 million, down 10.3% from year end 2011; and

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Total deposits were $282 million, up 0.1% from year end 2011.

The Company also reported that current trends in the Bank’s past dues and non-accrual loans continue to improve.  Non-accrual loans decreased from $10.4 million at December 31, 2011, to $6.8 million at June 30, 2012.  Delinquent loans over thirty days (excluding non-accrual loans) decreased from $5.3 million at December 31, 2011, to $2.1 million at June 30, 2012

“We are pleased with the overall performance of the Bank and remain optimistic that these positive trends will continue,” Hennett said. “With borrowing costs now at historically low levels, we welcome the opportunity to meet the credit needs of our customers and to improve our local economy.”

About Greer State Bank

Now in its twenty-third year of operations, Greer State Bank serves the greater Greer community with three branch offices and a fourth branch office in the Taylors community.  Greer Bancshares Incorporated trades in the over the counter market and is quoted on the OTC Bulletin Board under the symbol GRBS. More information on Greer State Bank can be found on the company website at http://www.GreerStateBank.com.

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This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management.  The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” “appear,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements.  Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties. For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made.  The Company undertakes no obligation to update any forward-looking statements made in this report.